Exhibit 10.4

ENGLISH TRANSLATION
OF
VOTING RIGHTS PROXY AGREEMENT

This agreement (this “Agreement”) is entered into on October 22, 2010 by and among:

(1)

Harbin Baixin Biotech Development Co., Ltd. (hereinafter referred to as “Harbin Baixin”) a wholly foreign owned enterprise with limited liability which is incorporated under the laws of the PRC, with its contact address at 7/F Jinhua Mansion, 41 Hanguang Street, Nangang District, Harbin 150080, China;

(2)	Han, Lianyun, female, a Chinese national with ID card number as 230103195609050068, with her contact address at Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District, Harbin;

(3)	Han, Lianju, male, a Chinese national with ID card number as 230103195009061618, with his contact address at Deputy 509, Railway St., Nangang District, Harbin;

(4)	Han, Lianxue, male, a Chinese national with ID card number as 230103195308233215, with his contact address at No.18, Ashehe St., Nangang District, Harbin;

(5)	Zhang, Weihan, male, a Chinese national with ID card number as 230103198105020037, with his contact address at Room 205, the 2nd Unit, No.75, Wenjing St., Nangang District, Harbin;

(6)	Luan, Yuehong, female, a Chinese national with ID card number as 230103198105270626, with her contact address at Room 1610, the 1st Floor, No.59, West Dawang Road, Chaoyang District, Beijing;

(7)

Zhang, Chunming, male, a Chinese national with ID card number as 230502196901241312, with his contact address at No.13, Tiedong Alley, Zhanbei Road, Jianshan District, Shuangya Mountain City, Heilongjiang;

(8)	Li, Xinjun, male, a Chinese national with ID card number as 230106581023321, with his contact address at No.4, Xiangbin Road, Xiangfang District, Harbin;

(9)	Jiang, Nana, an Chinese national with ID card number as 230902197705081223, with his contact address at No.70, Dacheng St., Nangang District, Harbin;

(10)

Lang, Fengxi, male, a Chinese national with ID card number as 230107196403211030, with his contact address at Room 403, the 5th Unit, Dianji 2nd Building, No.10-5, Leyuan St., Dongli District, Harbin (collectively the “Shareholders” and individually a “Shareholder”); and

(11)

Heilongjiang Shuaiyi New Energy Development Co., Ltd. (hereinafter referred to as “Heilongjiang Shuaiyi”), a limited liability company incorporated under the laws of the PRC, with its contact address at No. 41, Hanguang St., Nangang District, Harbin.

Harbin Baixin, the Shareholders and Heilongjiang Shuaiyi are individually referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

A.

Han Lianyun, Han Lianju, Han Lianxue, Zhang Weihan, Luan Xuehong, Zhang Chunming, Li Xinjun, Jiang Nana, Lang Fengxi are the shareholders of Heilongjiang Shuaiyi. Han Lianyun holds 68.3% equity interests; Han Lianju holds 5% equity interests; Han Lianxue holds 5% equity interests; Zhang Weihan holds 5% equity interests; Luan Yuehong holds 4.66% equity interests; Zhang Chunming holds 4% equity interests; Li Xinjun holds 3.17% equity interests; Jiang Nana holds 3.17% equity interests and Lang Fengxi holds 1.7% equity interests, of Heilongjiang Shuaiyi.

B

According to the terms of this Agreement, each Shareholder agrees to unconditionally entrust the person designated by Harbin Baixin to exercise its voting rights and other rights as a shareholder of Heilongjiang Shuaiyi, Harbin Baixin agrees to accept such entrustment.

Therefore, the Parties have reached the following agreement

1.	Entrustment of Shareholders’ Rights

1.1

Each Shareholder hereby irrevocably entrusts Harbin Baixin and any entities or individuals designated by Harbin Baixin (collectively “Designated Persons” and each a “Designated Person”) to exercise its voting rights and other rights as a shareholder of Heilongjiang Shuaiyi, including but not limited to:

(1)	Attending the shareholders’ meetings of Heilongjiang Shuaiyi as a representative of the Shareholders;

(2)

Voting, as a representative of the Shareholders, on any matters to be discussed or decided by the shareholders’ meetings (including but not limited to supplement, amendment or modification of the Articles of Association of Heilongjiang Shuaiyi, election, appointment, removal or replacement of the directors, supervisors and senior management of Heilongjiang Shuaiyi);

(3)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the Shareholders in Heilongjiang Shuaiyi;

(4)	Other voting rights and rights as a shareholder of Heilongjiang Shuaiyi as specified in the Articles of Association of Heilongjiang Shuaiyi or applicable laws.

1.2

Harbin Baixin and the Designated Persons shall comply with the Articles of Association of Heilongjiang Shuaiyi and the relevant laws while exercising the shareholder’s rights on behalf of the Shareholders.

1.3

The Shareholders agree that they will not interfere with the exercise of the rights as provided for under Article 1.1 by Harbin Baixin or any Designated Person, and shall make their best efforts to assist Harbin Baixin or the Designated Persons to exercise such rights. The Shareholders further agree to execute timely all reasonable and necessary agreements, resolutions and other documents, and to take all necessary and appropriate actions so as to perform the requirements of this Agreement and to assist Harbin Baixin and the Designated Persons to exercise the shareholder’s rights.

1.4

The Shareholders hereby acknowledge that Harbin Baixin and Designated Person may exercise, at its own discretion, each right set forth under Article 1.1 and is not required to seek advice from the Shareholders.

1.5

The Shareholders shall separately execute a Power of Attorney substantially in the form attached hereto as Annex A to entrust the Designated Persons to exercise the rights set forth under Article 1.1. At any time during the term of this Agreement, once Harbin Baixin informs in writing the Shareholders to terminate the authorization given to any specific Designated Person, the Shareholders shall immediately terminate the authorization to such Designated Person and authorize the person designated by Harbin Baixin to exercise the rights set forth under Article 1.1.

1.6

If at any time during the term of this Agreement, the entrustment or exercise of the rights under Article 1.1 becomes unenforceable for any reason other than the breach of the Shareholders or Heilongjiang Shuaiyi, the Parties shall immediately seek the most similar alternative to the provisions in issue of this Agreement and, if necessary, enter into a supplementary agreement to amend or adjust the provisions hereof, in order to ensure the achievement of the purpose of this Agreement.

2.	Term of Entrustment

2.1

This Agreement shall take effect as of the execution date hereof and will remain in force until terminated by the Parties in writing or, if earlier, until all of the equity interests held by the Shareholders in Heilongjiang Shuaiyi have been lawfully and effectively transferred to Harbin Baixin and/or its designated person(s).

2.2

If any Shareholder transfers all of its equity interests of Heilongjiang Shuaiyi after obtaining Harbin Baixin’s consent, then such Shareholder shall cease to be a party to this Agreement, provide that the obligations and undertakings of the other Shareholders under this Agreement shall not be affected. If any Shareholder transfers its equity interests to any entity or individual other than Harbin Baixin or its designee after obtaining Harbin Baixin’s consent, such Shareholder shall, at the time of such transfer, cause the transferee to execute an agreement substantially the same as this Agreement to ensure that the rights of Harbin Baixin and the Designated Persons under this Agreement and the Power of Attorney will not be affected.

3.	Representations and Warranties

3.1	Each Party of this Agreement hereby represents and warrants to the other Parties that:

(1)	It is a legal person (where the party is a legal person) with independent status, duly registered and legally existing, and with full formalities;

(2)	It has the power and authority to execute this Agreement and to perform the obligations under this Agreement;

(3)	It has duly authorized a representative to execute this Agreement, which, upon its effective date, shall be binding on it;

(4)

The execution, delivery and performance of this Agreement by such party will not (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) the business license, articles of association, permits, government approval for its incorporation, agreements concerning its incorporation or any other charter documents of such Party, or (B) any PRC Laws or other laws and regulations to or by which such party is subject or bound, or (C) any contracts or other documents to which such Party is a party or to or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any person the right to create, any lien or encumbrance upon the assets of such party; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contracts or other documents to which such party is a party or to or by which it (or any of its properties or assets) is subject or bound; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permits applicable to such party;

(5)

There is no lawsuit, arbitration or other judicial or administrative proceedings that are pending and affect such party’s ability to perform the obligations under this Agreement, and, to its knowledge, none of such proceedings is threatened; and

(6)

Such Party has disclosed to the other Parties all documents issued by any governmental authority that may have a material adverse effect on its ability to fully perform the obligations under this Agreement, and the documents provided by such Party to the other Parties do not contain any inaccurate statement of a material fact or omit to state a material fact.

3.2	If any representation and warranty made by any Party is untrue or inaccurate, it shall constitute a fundamental breach of such Party.

4.	Liabilities for Breach of Contract

4.1

Except as otherwise provided herein, if one Party (the “Party in Breach”) fails to perform a certain obligation hereunder or otherwise breaches this Agreement, the other Parties (the “Harmed Party”) may:

(1)

Serve a written notice to the Party in Breach stating the nature and scope of the breach and demanding the Party in Breach to cure such breach at its own expense within a reasonable period of time as specified therein (the “Cure Period”); and

(2)

If the Party in Breach fails to cure the breach during the Cure Period, the Harmed Party is entitled to demand that the Party in Breach assume all liabilities resulting therefrom, and compensate the Harmed Party for all economic losses actually incurred by the Harmed Party in connection therewith, including, without limitation, all attorneys’ fees and litigation and arbitration expenses relating thereto. The Harmed Party shall also be entitled to request that the court or arbitration panel order specific performance and/or compulsory enforcement of this Agreement. The remedies provided hereunder to the Harmed Party shall not affect the right of the Harmed Party to seek any other remedy provided by laws.

5.	Exemption and Compensation

5.1

The Parties acknowledge that Harbin Baixin shall not be required to assume any liabilities of any nature or make any economic or other compensation to the other Parties as a result of the exercise of each right under Article 1.1 by Harbin Baixin and the Designated Person.

5.2

The Shareholders and Heilongjiang Shuaiyi agree to compensate Harbin Baixin and the Designated Person for and hold it harmless against all losses incurred due to the exercise of the rights under Article 1.1 of this Agreement, including but not limited to any loss resulting from any litigation, charge, claim raised by any third party against it, or administrative investigation and sanction of any governmental authority, except for the losses incurred by Harbin Baixin or the Designated Person due to their willful misconduct or gross negligence.

6.	Governing Law and Dispute Resolution

6.1	This Agreement shall be governed by the PRC laws.

6.2

All the disputes arising out of the execution and performance of this Agreement shall be resolved through friendly negotiations. In the event that any dispute is not resolved by friendly consultations within thirty (30) days after the date such dispute arises, such dispute may be submitted by any Party to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on all the Parties.

6.3	Except for the matters in dispute, the Parties shall continue to perform the provisions hereof pending the resolution of the dispute.

7.	Miscellaneous

7.1

During the term of this Agreement, no Party shall transfer part or all of its rights or obligations hereunder to any third party without the prior written consent of the other Parties, provided that Harbin Baixin may transfer all or any of its rights and obligations hereunder.

7.2

In the event that any provision hereof becomes invalid, illegal or unenforceable in accordance with PRC laws, all there other provisions of this Agreement shall remain in full force and effect. In such event, the Parties shall negotiate in good faith to amend this Agreement and achieve, in a mutually acceptable method and to the extent possible, the original purpose of the Parties.

7.3	among the Parties with respect to the subject matter hereof and supersedes all prior consultations, negotiations and agreements among the Parties with respect to such subject matter.

7.4	certain right hereunder shall not constitute a waiver thereof, and a Party’s exercise or partial exercise of a certain right shall not preclude such Party from exercising such right in the future.

7.5	their lawful successors and assignees.

7.6	reference only and shall not affect the meaning or interpretation of the contents of this Agreement.

7.7	Unless otherwise provided, references to “Articles”, “Paragraphs” and “Annexes” are references to “Articles”, “Paragraphs” and “Annexes” hereof.

7.8

limited to the written letter or notice under this Agreement) served by a Party to the other Party shall be sent via mail or facsimile in a timely manner. A notice or written letter, if sent via mail, shall be deemed received as of the 3rd Working Day after the date of delivery, and, if sent via facsimile, shall be deemed to be received as of the first Working Day after the date of delivery.

7.9	in relation to this Agreement and relevant affairs.

7.10	This Agreement is written in the Chinese language in 11 original copies, one for each Party. The Parties may execute duplicate copies of this Agreement.

(The remainder of this page is intentionally left blank.)

This page is the signature page of the “Voting Rights Proxy Agreement”.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Harbin Baixin Biotech Development	Heilongjiang Shuaiyi New Energy
Co., Ltd.	Development Co., Ltd.

By: /s/ Zhang Weihan	By: /s/ Han Lianyun
Name: Zhang Weihan	Name: Han Lianyun
Title: Authorized Representative	Title: Authorized Representative

Han Lianyun	Han Lianju

By: /s/ Han Lianyun	By: /s/ Han Lianju
Name: Han Lianyun	Name: Han Lianju
Title: Shareholder	Title: Shareholder

Han Lianxue	Zhang Weihan

By: /s/ Han Lianxue	By: /s/ Zhang Weihan
Name: Han Lianxue	Name: Zhang Weihan
Title: Shareholder	Title: Shareholder

Luan Yuehong	Zhang Chunming

By: /s/ Luan Yuehong	By: /s/ Zhang Chunming
Name: Luan Xuehong	Name: Zhang Chunming
Title: Shareholder	Title: Shareholder

Li Xinjun	Jiang Nana

By: /s/ Li Xinjun	By: /s/ Jiang Nana
Name: Li Xinjun	Name: Jiang Nana
Title: Shareholder	Title: Shareholder

Lang Fengxi

By: /s/ Lang Fengxi
Name: Lang Fengxi
Title: Shareholder

ANNEX A
POWER OF ATTORNEY

I hereby issues this Power of Attorney in accordance with the Voting Rights Proxy Agreement entered into by and among Harbin Baixin Biotech Development Co., Ltd. ( “Harbin Baixin”), Heilongjiang Shuaiyi New Energy Development Co., Ltd (“Heilongjiang Shuaiyi”) and the other Shareholders of the Heilongjiang Shuaiyi as of [º] (the “Proxy Agreement”).

As a shareholder of [º]% equity interests of Heilongjiang Shuaiyi, I hereby authorizes [º] (the “Representative”) to act as my representative and exercise, according to the Articles of Associations of Heilongjiang Shuaiyi and the relevant laws, all voting rights and other rights as a shareholder of Heilongjiang Shuaiyi, including without limitation:

(1)	Attending the shareholders’ meetings of Heilongjiang Shuaiyi as my representative;

(2)	Voting, as my representative, on any matters to be discussed or decided by the shareholders’ meetings (including but not limited to supplement, amendment or modification of the Articles of Association of Heilongjiang Shuaiyi, election, appointment, removal or replacement of the directors, supervisors and senior management of Heilongjiang Shuaiyi);

(3)	Deciding the transfer or otherwise disposal of the equity interests enjoyed by the undersigned in Heilongjiang Shuaiyi;

(4)	Other voting rights and rights as a shareholder of Heilongjiang Shuaiyi as specified in the Articles of Association of Heilongjiang Shuaiyi or applicable laws.

I hereby agrees and acknowledges that the Representative has full power and authority to exercise, at its own discretion, the rights entrusted under this Power of Attorney, and I further undertakes to assume the obligations or liabilities arising from the exercise by the Representative of the rights entrusted under this Power of Attorney.

This Power of Attorney shall take effect as of the date of the execution and shall remain in effect during the term of the Proxy Agreement.

Signature:

By:
Name:
Date:

ANNEX A